Exhibit 3.29

ARTICLES OF AMENDMENT

TO THE ARTICLES OF ORGANIZATION

OF

HUGHES HOLDINGS, LLC

(a Florida limited liability company)

FIRST:  The name of the limited liability company is HUGHES HOLDINGS, LLC.

SECOND:  The date of filing of the articles of organization was November 19, 2004.

THIRD:  The following amendment to the articles of organization was adopted by the limited liability company:

Article I shall be deleted in its entirety and replaced with the following:

“ARTICLE I.  NAME

The name of the limited liability company is: HD Supply Holdings, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 24th day of October, 2006.

Hughes GP and Management, Inc., as Manager

By:	/s/ David Bearman
David Bearman, Vice President

ARTICLES OF ORGANIZATION FOR

HUGHES HOLDINGS, LLC

(a Florida limited liability company)

The undersigned representative of a Member, desiring to form a limited liability company under and pursuant to the Florida Limited Liability Company Act, Chapter 608, Florida Statutes, does hereby adopt the following Articles of Organization:

ARTICLE I.   NAME

The name of the limited liability company is: Hughes Holdings, LLC.

ARTICLE II.   ADDRESS

The mailing address and street address of the principal office of the Company is:

One Hughes Way

Orlando, FL 32805

ARTICLE III.   DURATION

The period of duration for the Company shall be perpetual, unless terminated in accordance with the Company’s Operating Agreement or by the unanimous written agreement of all Members.

ARTICLE IV.   INITIAL REGISTERED AGENT AND OFFICE

The name and street address of the initial registered agent of the Company are:

Corporation Service Company

1201 Hayes Street

Tallahassee, FL 32301

ARTICLE V.   MANAGEMENT

The business of the Company shall be conducted, carried on, and managed by no fewer than one (1) Manager, who shall be elected by the Members of the Company in the manner prescribed by and provided in the Operating Agreement of the Company. Therefore, the Company is a manager-managed company. Such Manager(s) shall also have the rights and responsibilities described in the Operating Agreement of the Company.

ARTICLE VI. OPERATING AGREEMENT

The power to adopt, alter, amend, or repeal the Operating Agreement of the Company shall be vested in the Members of the Company.

/s/ Glenn A. Adams
Glenn A. Adams
Authorized Representative of a Member

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